Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Marketkast, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2012 (the “Report”), I, James S. Byrd, Jr., Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 20, 2012	By:	/s/ James S. Byrd, Jr.
James S. Byrd, Jr.
Chief Executive Officer
(Duly Authorized Officer and Principal Executive Officer)